Exhibit 10.39

Note Modification Agreement
This agreement is dated as of April 28, 2011 (the “Agreement Date”), by and between COLONIAL FULL SERVICE CAR WASH, INC. (the “Borrower”) and JPMorgan Chase Bank, N.A. (together with its successors and assigns, the “Bank”). The provisions of this agreement are effective on April 21, 2011 (the “Effective Date”).
WHEREAS, the Borrower executed PROMISSORY NOTE dated as of June 21, 1996 in the original principal amount of One Million Nine Hundred Seventy Thousand and 00/100 Dollars ($1,970,000.00), as amended by a Modification Agreement dated as of June 21, 2001 and as the maturity was extended to April 21, 2011 pursuant to a Note Modification Agreement dated as of April 16, 2009 (as same may have been amended or modified from time to time, the “Note”) as evidence of an extension of credit from the Bank to the Borrower, which Note has at all times been, and is now, continuously and without interruption outstanding in favor of the Bank; and,
WHEREAS, the Borrower has requested and the Bank has agreed that the Note be modified to the limited extent as hereinafter set forth in this agreement;
NOW THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:
1. ACCURACY OF RECITALS. The Borrower acknowledges the accuracy of the Recitals stated above.
2. DEFINITIONS. Capitalized terms used in this agreement shall have the same meanings as in the Note, unless otherwise defined in this agreement.
3. MODIFICATION OF NOTE.
          3.1 The “Maturity Date” of the Note is hereby extended from April 21, 2011 to July 21, 2011.
          3.2 From and after the Effective Date, the Note shall be payable in consecutive monthly installments of principal each in the amount of $12,779.32, plus accrued interest, commencing April 21, 2011 and continuing on the same day of each month thereafter to and including June 21, 2011. On July 21, 2011, the entire balance of unpaid principal, accrued interest and all other amounts payable under the Note shall be due and payable immediately. The Note may be prepaid at any time without premium or penalty.
          3.3 Commencing on the Effective Date, the Note shall bear interest at the CB Floating Rate plus .95% (the “Applicable Margin”).
          3.4 As used in this agreement, the following terms shall have the indicated meanings:
“Adjusted One Month LIBOR Rate” means, for any day, the sum of (i) 2.50% per annum plus (ii) the quotient of (a) the interest rate determined by Bank by reference to the Page to be the rate at approximately 11:00 a.m. London time, on such date or, if such date is not a Business Day, on the immediately preceding Business Day for dollar deposits with a maturity equal to one (1) month, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to dollar deposits in the London interbank market with a maturity equal to one (1) month.
“Business Day” means (i) with respect to the Adjusted One Month LIBOR Rate, a day (other than a Saturday or Sunday) on which banks generally are open in Texas and/or New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.
“CB Floating Rate” means the Prime Rate; provided that the CB Floating Rate shall, on any day, not be less than the Adjusted One Month LIBOR Rate. The CB Floating Rate is a variable rate and any change in the CB Floating Rate due to any change in the Prime Rate or the Adjusted One Month LIBOR Rate is effective from and including the effective date of such change in the Prime Rate or the Adjusted One Month LIBOR Rate, respectively.

“Page” means Reuters Screen LIBOR01, formerly known as Page 3750 of the Moneyline Telerate Service (together with any successor or substitute, the “Service”) or any successor or substitute page of the Service providing rate quotations comparable to those currently provided on such page of the Service, as determined by the Bank from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. The Prime Rate is a reference rate and is not necessarily the lowest rate.
          3.5 If the Bank determines on any day that quotations of interest rates for the relevant deposits referred to in the definition of Adjusted One Month LIBOR Rate are not being provided for purposes of determining the interest rate on any advance on any day, then each advance evidenced by the Note shall bear interest at the Prime Rate plus the Applicable Margin until the Bank determines that quotations of interest rates for the relevant deposits referred to in the definition of Adjusted One Month LIBOR Rate are being provided.
          3.6 The Bank has engaged an appraiser to prepare a current written appraisal (the “New Appraisal”) of the Mortgaged Property, as defined in the Loan Agreement (the “Mortgaged Property”). Although the New Appraisal has not been completed as of the Effective Date, the Bank has agreed to renew and extend the Note as set forth in this agreement on the condition that the Borrower agree to remargin the loan, if necessary, as set forth in this paragraph. The Borrower agrees that if upon the Bank’s receipt and review of the New Appraisal, the aggregate principal amount of outstanding indebtedness secured by the Mortgaged Property (including all outstanding advances under the Note) exceeds 80% of the value of the Mortgaged Property, as such value is determined by the Bank based on the New Appraisal (the “Appraised Value”), the Borrower will immediately pay to the Bank an amount equal to the difference between such aggregate principal amount of indebtedness outstanding and 80% of the Appraised Value of the Mortgaged Property. Any amounts paid by the Borrower to the Bank under this paragraph will be applied to the outstanding principal balance of the Note.
          3.7 Each of the Related Documents is modified to provide that it shall be a default or an event of default thereunder if the Borrower shall fail to comply with any of the covenants of the Borrower herein or if any representation or warranty by the Borrower herein or by any guarantor in any Related Documents is materially incomplete, incorrect, or misleading as of the date hereof. As used in this agreement, the “Related Documents” shall include the Note and all applications for letters of credit, loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, or any other instrument or document executed in connection with the Note or in connection with any other obligations of the Borrower to the Bank.
          3.8 Each reference in the Related Documents to any of the Related Documents shall be a reference to such document as modified by this agreement.
4. RATIFICATION OF RELATED DOCUMENTS AND COLLATERAL. The Related Documents are ratified and reaffirmed by the Borrower and shall remain in full force and effect as they may be modified by this agreement. All property described as security in the Related Documents shall remain as security for the Note, as modified by this agreement, and the Liabilities under the other Related Documents.
5. BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank that each of the representations and warranties made in the Note and the other Related Documents and each of the following representations and warranties are and will remain, true and correct until the later of maturity or the date on which all Liabilities evidenced by the Note are paid in full:
          5.1 No default, event of default or event that would constitute a default or event of default but for the giving of notice, the lapse of time or both, has occurred and is continuing under any provision of the Note, as modified by this agreement, or any other Related Document.
          5.2 No event has occurred which may in any one case or in the aggregate materially and adversely affect the financial condition, properties, business, affairs, prospects or operations of the Borrower or any guarantor or any subsidiary of the Borrower.

          5.3 The Borrower has no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or otherwise, that it could assert with respect to the Note or any other Liabilities.
          5.4 The Note, as modified by this agreement, and the other Related Documents are the legal, valid, and binding obligations of the Borrower and the other parties, enforceable against the Borrower and other parties in accordance with their terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
          5.5 The Borrower, other than any Borrower who is a natural person, is validly existing under the laws of the State of its formation or organization. The Borrower has the requisite power and authority to execute and deliver this agreement and to perform the obligations described in the Related Documents as modified herein. The execution and delivery of this agreement and the performance of the obligations described in the Related Documents as modified herein have been duly authorized by all requisite action by or on behalf of the Borrower. This agreement has been duly executed and delivered by or on behalf of the Borrower.
6. BORROWER COVENANTS. The Borrower covenants with the Bank:
          6.1 The Borrower shall execute, deliver, and provide to the Bank such additional agreements, documents, and instruments as reasonably required by the Bank to effectuate the intent of this agreement.
          6.2 The Borrower fully, finally, and forever releases and discharges the Bank, its successors, and assigns and their respective directors, officers, employees, agents, and representatives (each a “Bank Party”) from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind or nature, in law or equity, of the Borrower, whether now known or unknown to the Borrower, (i) in respect of the loan evidenced by the Note and the Related Documents, or of the actions or omissions of any Bank Party in any manner related to the loan evidenced by the Note or the Related Documents and (ii) arising from events occurring prior to the date of this agreement (“Claims”); provided, however, that the foregoing RELEASE SHALL INCLUDE ALL CLAIMS ARISING OUT OF THE NEGLIGENCE OF ANY BANK PARTY, but not the gross negligence or willful misconduct of any Bank Party.
          6.3 To the extent not prohibited by applicable law, the Borrower shall pay to the Bank:
               6.3.1 All the internal and external costs and expenses incurred (or charged by internal allocation) by the Bank in connection with this agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees).
7. EXECUTION AND DELIVERY OF AGREEMENT BY THE BANK. The Bank shall not be bound by this agreement until (i) the Bank has executed this agreement and (ii) the Borrower performed all of the obligations of the Borrower under this agreement to be performed contemporaneously with the execution and delivery of this agreement.
8. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Note, as modified by this agreement, and the other Related Documents contain the complete understanding and agreement of the Borrower and the Bank in respect of any Liabilities evidenced by the Note and supersede all prior understandings, and negotiations. If any one or more of the obligations of the Borrower under this agreement or the Note, as modified by this Agreement, is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement, the Note as modified by this agreement and the other Related Documents in any other jurisdiction. No provision of the Note, as modified by this agreement, or any other Related Documents may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the party against whom it is being enforced.
9. GOVERNING LAW AND VENUE. This agreement shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under the Note or this agreement may be brought by the Bank in any state or federal court located in the State of Texas, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Texas is not a convenient forum or the proper venue for any such suit, action or proceeding. This agreement binds the Borrower and its successors, and benefits the Bank, its successors and assigns. The Borrower shall not, however, have the right to assign the Borrower’s rights under this agreement or any interest therein, without the prior written consent of the Bank.
10. COUNTERPART EXECUTION. This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.
11. NOT A NOVATION. This agreement is a modification only and not a novation. In addition to all amounts hereafter due under the Note, as modified by this agreement, and the other Related Documents, all accrued interest evidenced by the Note being modified by this agreement and all accrued amounts due and payable under the Related Documents shall continue to be due and payable until paid. Except for the modification(s) set forth in this agreement, the Note, the other Related Documents and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Note and made a part thereof. This agreement shall not release or affect the liability of any guarantor, surety or endorser of the Note or release any owner of collateral securing the Note. The validity, priority and enforceability of the Note shall not be impaired hereby. References to the Related Documents and to other agreements shall not affect or impair the absolute and unconditional obligation of the Borrower to pay the principal and interest on the Note when due. The Bank reserves all rights against all parties to the Note and the other Related Documents.
12. TIME IS OF THE ESSENCE. Time is of the essence under this agreement and in the performance of every term, covenant and obligation contained herein.
          THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Borrower:

Address: 240 Gibraltar Road, Suite 220 Horsham, PA 19044	COLONIAL FULL SERVICE CAR WASH, INC.

	By:	/s/ Gregory M. Krzemien

		Gregory M. Krzemien	Treasurer

		Printed Name	Title

Date Signed: 6/2/11

BANK’S ACCEPTANCE

The foregoing agreement is hereby agreed to and acknowledged.

Bank:

JPMorgan Chase Bank, N.A.

	By:	/s/ R. Allen Green

		R. Allen Green	Vice President

		Printed Name	Title

Date Signed: 6/2/11

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